EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of AmSouth Bancorporation (the “Company”) on Form 10-Q for the quarter ending June 30, 2004 (the “Report”), I, C. Dowd Ritter, Chief Executive Officer of the Company, and Beth E. Mooney, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ C. DOWD RITTER	/s/ BETH E. MOONEY
C. Dowd Ritter	Beth E. Mooney
Chief Executive Officer	Chief Financial Officer

August 9, 2004

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to AmSouth Bancorporation and will be retained by AmSouth Bancorporation and furnished to the Securities and Exchange Commission or its staff upon request.